Exhibit 5.1

September 14, 2023

Stifel Financial Corp.

501 North Broadway

St. Louis, Missouri 63102

Re:	Stifel Financial Corp.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Stifel Financial Corp., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (a) common stock, par value $0.15 per share (“Common Stock”); (b) preferred stock, par value $1.00 per share (“Preferred Stock”); (c) debt securities in one or more series (“Debt Securities”); (d) warrants, stock appreciation rights or other rights to purchase Debt Securities, Common Stock or Preferred Stock or other securities (such warrants, stock appreciation rights or other rights, “Warrants”); (e) depositary shares representing shares of Preferred Stock (“Depositary Shares”); (f) contracts for the purchase and sale of Debt Securities, Common Stock, Preferred Stock, Warrants, Depositary Shares or other securities (“Purchase Contracts”); (g) purchase units consisting of one or more of Debt Securities, Common Stock, Preferred Stock, Warrants, Depositary Shares, Purchase Contracts or any combination thereof (“Purchase Units”); and (h) subscription rights (“Subscription Rights”) to purchase Debt Securities, Common Stock, Preferred Stock, Warrants, Depositary Shares, Purchase Contracts, Purchase Units or other securities (all of the foregoing, the “Securities”). An indeterminate amount of the Securities may be offered at indeterminate prices from time to time by the Company as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) filed pursuant to Rule 415 under the Act.

The rights, preferences and designations of Preferred Stock (including Preferred Stock represented by Depositary Shares) will be set forth in a Certificate of Designations conforming to the General Corporation Law of the State of Delaware to be filed with the Secretary of State of the State of Delaware and either by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement. The Debt Securities will be issued under the form of Indenture (as supplemented from time to time, the “Indenture”) between the Company and a trustee (the “Trustee”) and filed as Exhibit 4.9 to the Registration Statement. The Warrants will be issued under a warrant agreement to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”). The Depositary Shares will be issued under a deposit agreement to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement (the “Deposit Agreement”) between the Company and a depositary agent (the “Depositary Agent”). The Purchase Contracts will be issued under a purchase contract agreement to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement (the “Purchase Contract Agreement”) between the Company and a purchase contract agent (the “Purchase Contract Agent”). The Purchase

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Units will be issued under a unit agreement to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement (the “Unit Agreement”) between the Company and a unit agent (the “Unit Agent”). The Subscription Rights will be issued under a subscription rights agreement to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement (the “Subscription Rights Agreement”) between the Company and a subscription agent (the “Subscription Agent”).

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the related Indenture will be the valid and legally binding obligation of the Trustee, enforceable against such party in accordance with its terms; (2) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; (3) at the time of execution, countersignature, issuance and delivery of depositary receipts (“Receipts”) evidencing the Depositary Shares, the related Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent, enforceable against such party in accordance with its terms; (4) at the time of the execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent, enforceable against such party in accordance with its terms; (5) at the time of the execution, countersignature, issuance and delivery of the Purchase Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms; and (6) at the time of execution, authentication, issuance and delivery of the Subscription Rights, the related Subscription Rights Agreement will be the valid and legally binding obligation of the Subscription Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the related Indenture will continue to be in full force and effect and will not have been terminated or rescinded by the Company or the Trustee; (2) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent; (3) at the time of execution, countersignature, issuance and delivery of any Receipts, the Deposit Agreement will have been duly authorized, executed and delivered by the Company and the Deposit Agent; (4) at the time of execution, issuance and delivery of any Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company and the Purchase Contract Agent; (5) at the time of execution, issuance and delivery of any Purchase Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent; (6) at the time of execution, authentication, issuance and delivery of any Subscription Rights, the Subscription Rights Agreement will have been duly authorized, executed and delivered by the Company and the Subscription Agent; and (7) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

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Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1. With respect to the Common Stock, assuming the (a) taking by the Board of Directors of the Company, a duly constituted and acting committee of such board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or upon the exercise of a Warrant, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of, and establish the terms of, any particular series of Preferred Stock, (b) due filing of a Certificate of Designations conforming to the General Corporation Law of the State of Delaware regarding such series of Preferred Stock with the Secretary of State of the State of Delaware, and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or upon the exercise of a Warrant, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board and (b) due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture or upon the exercise of a Warrant, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Depositary Shares, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the related Preferred Stock in conformity with the Restated Certificate of Incorporation of the Company, (b) due filing of a certificate of amendment to the Restated Certificate of Incorporation of the Company, if necessary, (c) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of a valid and legally binding Deposit Agreement conforming to the description thereof in the Prospectus, (d) due issuance and delivery of the related Preferred Stock upon payment of the consideration therefor provided in the applicable definitive purchase, underwriting or similar agreement approved by the Board or upon the exercise of a Warrant and (e) due issuance and delivery of Receipts evidencing the Depositary Shares against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

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6. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement or upon the exercise of a Warrant, the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Purchase Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Purchase Units, the related Unit Agreement and any Securities which are components of the Purchase Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Purchase Units and the Securities that are components of such Purchase Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable (i) Warrant Agreement, in the case of Warrants, (ii) Deposit Agreement, in the case of Depositary Shares, (iii) Purchase Contract Agreement, in the case of Purchase Contracts, (iv) the Indenture, in the case of Debt Securities, (v) the Subscription Agreement, in the case of Subscription Rights and (vi) purchase, underwriting or similar agreement, in case of other securities, or upon the exercise of a Warrant, such Purchase Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreement.

8. With respect to the Subscription Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Subscription Rights, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Subscription Rights, upon payment of the consideration for such Subscription Rights provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Subscription Agreement or upon the exercise of a Warrant, the Subscription Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a) Our opinions herein reflect only the application of (i) the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing) and (ii) the federal laws of the United States (excluding the federal securities laws, as to which we express no opinion). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

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(b) Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) an implied covenant of good faith and fair dealing; (iv) requirements that a claim with respect to the Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign or composite currency.

(c) Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d) We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Indenture, Warrant Agreement, Deposit Agreement, Purchase Contract Agreement, Unit Agreement, Subscription Agreement or other purchase, underwriting or similar agreement which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

(e) We express no opinion as to the enforceability of (1) any provision in any Indenture, Warrant Agreement, Deposit Agreement, Purchase Contract Agreement, Unit Agreement, Subscription Agreement or other purchase, underwriting or similar agreement purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law or (2) any choice of law provision of any Indenture, Warrant Agreement, Deposit Agreement, Purchase Contract Agreement, Unit Agreement, Subscription Agreement or other purchase, underwriting or similar agreement relating thereto.

(f) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave Leighton Paisner LLP